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                                                                  Ex 99.26(c)(2)

                        SECURIAN FINANCIAL SERVICES, INC.
                               ST. PAUL, MINNESOTA

                         (HEREIN CALLED THE UNDERWRITER)

TO:
    ---------------------------------   ----------------------------------------
                 (Dealer)                            (Policyholder)

    ---------------------------------   ----------------------------------------
       (Registered Representative)                (City, State and Zip)

    ---------------------------------   ----------------------------------------
             (Street Address)                  (Effective Date of Policy)
                                                     (Policy Number)

                                             Securian Life Insurance Company
    ---------------------------------   ----------------------------------------
          (City, State and Zip)                         (Issuer)

1. During the term of this Agreement and so long as the Registered Representative named above continues to be registered with the Dealer and is the agent named by the Policyholder, the Underwriter hereby agrees to pay Dealer commissions and service fees in accordance with the following schedule of premiums paid to the Issuer under the above-numbered plan for insurance coverage based on Issuer's Schedule of Dealer Commissions and its Guidelines.

     Commissions and service fees are stated in terms of percentages of those premiums. Coverage years are determined by successive anniversaries of the effective date of each Insured.

                                              COMMISSIONS       SERVICE FEES
                                          -------------------   ------------
                                          Year 1   Years 2-10    Year 11-20

Premiums for Cost of Insurance            _____%     _____%        _____%

Premiums in Excess of Cost of Insurance   _____%     _____%        _____%

     The service fees specified in the foregoing schedule will be paid provided you service the Plan to the satisfaction of the Issuer.

2. If, because of cancellation of the Plan, or for any other reason, any premiums paid under the plan are returned, Dealer agrees to repay, upon demand, the amount of commission or service fee received by Dealer on premiums so returned.

3. This Agreement does not cover commissions or service fees on premiums which may be received due to increases in the schedule of insurance for this Plan, additions to the group by means of acquired subsidiaries, mergers or consolidations with one or more organizations, individuals no longer employed by the group contract holder who have elected to exercise their portability right in the coverage, or transfer of account values associated with a policy exchange under IRC Section 1035. Payment on any such premiums shall be subject to the Issuer's decision.

     SECURIAN LIFE                      SECURIAN FINANCIAL SERVICES, INC.
     INSURANCE COMPANY


     By                                 By
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     Date:
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